U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of report: March 8, 2002


                                 WHISTLER, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                  ---------------------------------------------
                  STATE OR OTHER JURISDICTION OF INCORPORATION)


                    000-30579                            52-2209378
                  ------------                       -------------------
                  (COMMISSION                         (I.R.S. EMPLOYER
                  FILE NUMBER)                       IDENTIFICATION NO.)

       12740 VIGILANTE ROAD, LAKESIDE, CA                   92040
     ----------------------------------------             ----------
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                                 (619)692-2176
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEMS 1 and 3 THROUGH 6 AND 8 NOT APPLICABLE.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

ANUVU INCORPORATED/618039 BC LIMITED, INC.

     618039 BC Limited, Inc.

     Letter of Intent. On approximately October 19, 2001, Anuvu and 618039 BC Limited, Inc., a Delaware corporation ("618039 BC") entered into a letter of intent (the "Letter of Intent"). The Letter of Intent memorialized the agreement of Anuvu and 618039 BC in which Anuvu will divide itself into two companies, known as "FuelCellCo." and "AutoCo". The Letter of Intent provides that (i) FuelCellCo will be a spin-off of Anuvu to be owned by the shareholders of Anuvu;
(ii) Anuvu will transfer all of its fuel cell business and all of its assets including equipment, leases and property (not including non-fuel cell related intellectual property) to FuelCellCo.; (iii) AutoCo will be a continuation of Anuvu; and (iv) Anuvu will transfer all of its non-fuel cell and related assets to AutoCo.

     The Letter of Intent further provides that FuelCellCo will subsequently be acquired by 618039 BC and all of the fuel cell business and related assets will be transferred by FuelCellCo to 618039 BC. It is anticipated that the FuelCellCo shareholders will receive all of the shares of stock issued and outstanding in 618039 BC in exchange for their shares of stock in FuelCellCo. The shares of stock of 618039 BC will be issued and distributed to the shareholders of FuelCellCo as follows: 40% upon closing of the merger, 30% upon the construction and first operation of a demonstration fuel cell factory, and 30% upon the sale of the 100th fuel cell of at least 5 kilowatts that are built by FuelCellCo or a licensee.

     The Letter of Intent also provides that (i) 618039 BC will provide to Anuvu interim financing until such time as funds to be raised from a public offering are available to FuelCellCo as follows: (a) $200,000 upon the closing of the Letter of Intent and (b) $200,000 per month commencing the month following the closing; and (ii) 618039 BC will provide refinancing for the current debt of Anuvu of $2,200,000, which debt is to be merged with FuelCellCo.

     Whistler, Inc.

     Assignment Agreement. On November 15, 2001, Whistler, Inc. (the "Company") and 618039 BC entered into an assignment and assumption agreement (the "Assignment and Assumption Agreement"), pursuant to which 618039 BC assigned to the Company all of its rights, title and interests in the Letter of Intent.

     Amendment to Letter of Intent. On approximately December 7, 2001, the Company, as the assignee of 618039 BC, and Anuvu entered into an amendment to the Letter of Intent (the "Amended Letter of Intent"). The Amended Letter of Intent (i) acknowledged that 618039 BC paid to Anuvu $200,000, which was due October 2001; (ii) acknowledged that 618039 BC paid to Anuvu a partial payment of $49,000 on the required $200,000 payment, which was due November 2001; (iii) amended the Letter of Intent to require the Company to make payments to Anuvu as follows: (a) $110,000 on December 7, 2001, (b) $41,000 as the final payment for the required November 2001 payment on or before December 13, 2001, (c) thereafter, to continue to make the monthly payments as specified in the Letter of Intent. The Amended Letter of Intent further provided that upon receipt of the $110,000 payment, Anuvu will (i) forward to the Company copies of the draft patent applications on the Fuel Cell Technology; (ii) begin work on the technical manual for construction of the carbon-X fuel cell; and (iii) begin work on the one-kilowatt fuel cells for testing and demonstrations.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

     (a) 10.11 Letter of Intent dated October 19, 2001 between Anuvu Incorporated and 618039 BC Limited, Inc.

     (b) 10.12 Assignment and Assumption Agreement dated November 15, 2001 between 618039 BC Limited, Inc. and Whistler, Inc.

     (c) 10.13 Amendment to Letter of Intent dated December 7, 2001 between Whistler, Inc., assignee of 618039 BC Limited, Inc., and Anunvu Incorporated.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: March 8, 2002                    Whistler, Inc.


                                       By  /s/ James Bunyan
                                       -----------------------------------------
                                       James Bunyan, President & Director